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                                                                    EXHIBIT 23.1

Independent Auditors' Consent

            We consent to the incorporation by reference in Registration Statements No. 333-30655, 333-74747 and 333-74715 of THQ Inc. on Forms S-8 and Registration Statements No. 333-32221, 333-60277 and 333-70335 on Forms S-3 of our report dated February 24, 1999, appearing in this Annual Report on Form 10-K of THQ Inc. for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP

Los Angeles, California
March 31, 1999